Exhibit 5.1

Our ref	RDS\654651\4476739v4
Direct tel	+852 2971 3046
Email	richard.spooner@maplesandcalder.com

China Ming Yang Wind Power Group Limited

Jianye Road, Mingyang Industry Park

National Hi-Tech Industrial Development Zone

Zhongshan, Guangdong 528437

People’s Republic of China

17 May 2011

Dear Sirs

China Ming Yang Wind Power Group Limited

We have acted as Cayman Islands legal advisers to China Ming Yang Wind Power Group Limited (the “Company”) in connection with the Company’s registration statement on Form F-1, including all amendments or supplements thereto (the “Registration Statement”), initially filed with the Securities and Exchange Commission under the U.S. Securities Act of 1933 on 18 April 2011, relating to the offering (“the “Offering”) by certain selling shareholders of the Company of certain American Depositary Shares (the “ADSs”) representing the Company’s ordinary shares of par value US$0.001 each (the “Shares”).

We are furnishing this opinion as Exhibit 5.1 to the Registration Statement.

1	Documents Reviewed

For the purposes of this opinion, we have reviewed originals, copies or final drafts of the following documents and such other documents as we have deemed necessary in order to render the opinions below:

1.1	the certificate of incorporation dated 26 February 2009 and the certificate of incorporation on change of name dated 27 April 2010;

1.2	the amended and restated memorandum and articles of association of the Company as adopted by special resolution passed on 31 August 2010 and effective immediately upon the commencement of trading of the Company’s ADSs representing its Shares on the New York Stock Exchange (the “Memorandum and Articles of Association”);

1.3	a copy of the register of members of the Company dated 9 May 2011 (the “Register of Members”);

1.4	the minutes of the meeting of the Board of Directors of the Company held on 4 September 2010 and the written resolutions of the Board of Directors of the Company dated 31 March 2010 and 11 April 2011 (together the “Resolutions”);

1.5	a certificate from a Director of the Company addressed to this firm dated 17 May 2011, a copy of which is attached hereto (the “Director’s Certificate”);

1.6	a certificate of good standing dated 12 May 2011, issued by the Registrar of Companies in the Cayman Islands (the “Certificate of Good Standing”); and

1.7	the Registration Statement.

2	Assumptions

Save as aforesaid we have not been instructed to undertake and have not undertaken any further enquiry or due diligence in relation to the transaction the subject of this opinion. The following opinions are given only as to and based on circumstances and matters of fact existing at the date hereof and of which we are aware consequent upon the instructions we have received in relation to the matter the subject of this opinion and as to the laws of the Cayman Islands as the same are in force at the date hereof. In giving this opinion, we have relied upon the completeness and accuracy (and assumed the continuing completeness and accuracy as at the date hereof) of the Director’s Certificate as to matters of fact and the Register of Members and the Certificate of Good Standing without further verification and have relied upon the following assumptions, which we have not independently verified:

2.1	copy documents or drafts of documents provided to us are true and complete copies of, or in the final forms of, the originals; and

2.2	the genuineness of all signatures and seals.

3	Opinion

The following opinions are given only as to matters of Cayman Islands law.

Based upon the foregoing and subject to the qualifications set out below and having regard to such legal considerations as we deem relevant, we are of the opinion that:

3.1	the Company has been duly incorporated as an exempted company with limited liability for an unlimited duration and is validly existing and in good standing under the laws of the Cayman Islands;

3.2	immediately upon the completion of the Offering, the authorised share capital of the Company will be US$1,000,000 divided into 1,000,000,000 ordinary shares of a nominal or par value of US$0.001;

3.3	the sale and transfer of the Shares pursuant to the Offering has been duly authorised, and such Shares have been legally issued and are fully paid and non-assessable; and

3.4	the statements under the caption “Taxation” in the prospectus forming part of the Registration Statement, to the extent that they constitute statements of Cayman Islands law, are accurate in all material respects and such statements constitute our opinion.

4	Qualifications

Except as specifically stated herein, we make no comment with respect to any representations and warranties which may be made by or with respect to the Company in any of the documents or instruments cited in this opinion or otherwise with respect to the commercial terms of the transactions the subject of this opinion.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our name under the headings “Enforceability of Civil Liabilities”, “Taxation” and “Legal Matters” and elsewhere in the prospectus included in the Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the U.S. Securities Act of 1933, as amended, or the Rules and Regulations of the Commission thereunder.

Yours faithfully

Maples and Calder

Encl

China Ming Yang Wind Power Group Limited

Jianye Road, Mingyang Industry Park

National Hi-Tech Industrial Development Zone

Zhongshan, Guangdong 528437

People’s Republic of China

May 17 2011

To:	Maples and Calder

53/F, The Center

99 Queen’s Road Central

Central, Hong Kong

Dear Sirs

China Ming Yang Wind Power Group Limited (the “Company”)

I, Chuanwei Zhang, being a director of the Company, am aware that you are being asked to provide a legal opinion (the “Opinion”) in relation to certain aspects of Cayman Islands law. Capitalised terms used in this certificate have the meaning given to them in the Opinion. I hereby certify that:

1	The Memorandum and Articles of Association of the Company as adopted by special resolution passed on 31 August 2010 and effective immediately upon the commencement of trading of the Company’s ADSs representing its Ordinary Shares on the New York Stock Exchange remain in full force and effect and are unamended.

2	The Resolutions were signed by all the directors in the manner prescribed in the Articles of Association of the Company.

3	The authorised share capital of the Company is US$1,000,000 divided into 1,000,000,000 ordinary shares of a nominal or par value of US$0.001. All of the issued and outstanding shares of the Company have been fully paid and are non-assessable (meaning that no further sums are payable to the Company on such shares).

4	The shareholders of the Company have not restricted or limited the powers of the directors in any way and there is no contractual or other prohibition (other than as arising under Cayman Islands law) binding on the Company prohibiting it from entering into and performing its obligations under the Registration Statement.

5	The Resolutions were duly adopted, are in full force and effect at the date hereof and have not been amended, varied or revoked in any respect.

6	The directors of the Company at the date of the Resolutions were as follows:

Chuanwei Zhang

Xian Wang

Song Wang

Niccolo Magnoni

Ted Lee

Dabing Zhou

7	There is nothing contained in the minute book or corporate records of the Company (which you have not inspected) which would or might affect the opinions set out in the Opinion.

8	Each director considers the transactions contemplated by the Registration Statement to be of commercial benefit to the Company and has acted bona fide in the best interests of the Company, and for a proper purpose of the Company in relation to the transactions the subject of the Opinion.

9	To the best of my knowledge and belief, having made due inquiry, the Company is not the subject of legal, arbitral, administrative or other proceedings in any jurisdiction that would have a material adverse effect on the business, properties, financial condition, results of operations or prospects of the Company. Nor have the directors or shareholders taken any steps to have the Company struck off or placed in liquidation, nor have any steps been taken to wind up the Company. Nor has any receiver been appointed over any of the Company’s property or assets.

I confirm that you may continue to rely on this Certificate as being true and correct on the day that you issue the Opinion unless I shall have previously notified you personally to the contrary.

Signature:	/s/ Chuanwei Zhang
Director

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